UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015
ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-189912	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (this “Form 8-K”) is filed by ClubCorp Holdings, Inc., a Nevada corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Modification of a Material Definitive Agreement.

Seventh Amendment to Credit Agreement

On May 28, 2015, ClubCorp Club Operations, Inc. (“Operations”), as Borrower, and CCA Club Operations Holdings, LLC (“Operations' Parent”), as Guarantor, both wholly-owned subsidiaries of the Company, certain of the lenders party to the Credit Agreement (as defined below), Citicorp North America, Inc. as Administrative Agent and Tranche A L/C Issuer, Citibank, N.A. as Tranche B L/C Issuer and Swing Line Lender, and Citigroup Global Markets Inc. as Lead Arranger and Bookrunner (collectively, “Citicorp”) entered into Amendment No. 7 (“Amendment No. 7”) to the Credit Agreement dated as of November 30, 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Operations, Operations' Parent, the lenders from time to time a party thereto, and Citicorp. The Credit Agreement was amended to decrease the rate at which Term B loans under the Credit Agreement bear interest. Pursuant to Amendment No. 7, Term B loans will bear interest at a rate that is the higher of (i) 4.25% or (ii) an elected LIBOR plus a margin of 3.25%. The term loan facility matures on July 24, 2020.

The above description of Amendment No. 7 is qualified in its entirety by Amendment No. 7 filed as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amendment No. 7 dated as of May 28, 2015 to Credit Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2015	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer